UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

Millendo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Main Street, Suite 100 Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 845-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

New Office Lease

On February 1, 2019, Millendo Therapeutics, Inc. (the “Company”) and Ann Arbor Real Estate Group, L.L.C. (the “Landlord”) entered into a Lease Agreement effective as of December 12, 2018 (the “Lease”), pursuant to which the Company will lease approximately 11,000 rentable square feet located at 110 Miller Avenue, Ann Arbor, Michigan (the “Premises”). The Premises, which the Company plans to occupy in the first half of 2019, will serve as the Company’s new corporate headquarters. The Lease term commences on the date that is seven days after the date on which the Landlord delivers the Premises to the Company. The anticipated delivery date of the Premises is April 1, 2019. The term of the Lease will be five years following the seventh day after the delivery date of the Premises. The Lease provides for two options to extend the Lease term for a period of five years each, each of which would commence upon the expiration of the then-current term, with base rent that will increase 3% over the prior twelve month period’s base rent. The monthly base rent for the Premises for the first year will be $31,166.67 per month, which base rent will increase by 3% each subsequent year during the Lease term. The Landlord has agreed to provide the Company with an allowance of $121,000 for improvements to the first or third floor of 110 Miller Avenue.

Amendment and Restatement of Existing Lease

On February 1, 2019, the Company entered into an amendment and restatement (the “Amended and Restated Lease Extension”) to the Lease Extension and Modification Agreement, originally dated as of October 22, 2018, by and between the Company and 301 N. Main Street, LLC (the “Current Landlord”), pursuant to which the Company and the Current Landlord agreed to extend the term of the lease, dated as of December 31, 2017, by and between the Company and the Landlord (the “Current Lease”), specify the rent due during the extension period and provide a renewal option to the Current Lease. The Amended and Restated Lease Extension and the Current Lease are for the premises located at 301 N. Main Street, Suite 100, Ann Arbor, Michigan, which premises serve as the Company’s current corporate headquarters. Under the terms of the Amended and Restated Lease Extension, the term of the Current Lease will be extended from December 31, 2018 until March 31, 2019 for a base rent of $11,720 per month. Following the expiration of the Current Lease on March 31, 2019, the Company will have the option to extend the Current Lease on a month-to-month basis on the same terms and conditions set forth in the Current Lease and the Amended and Restated Lease Extension.

The foregoing summaries of the Lease and the Amended and Restated Lease Extension do not purport to be complete and are qualified in their entirety by reference to the full text of the Lease and the Amended and Restated Lease Extension, full copies of which are filed as exhibits to this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference here.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Lease Agreement.
10.2	Amended and Restated Lease Extension and Modification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENDO THERAPEUTICS, INC.

Date: February 7, 2019	By:	/s/ Julia C. Owens, Ph.D.
Julia C. Owens, Ph.D.
President and Chief Executive Officer